          THIRD AMENDMENT OF REVOLVING CREDIT AND TERM LOAN AGREEMENT

     THIS THIRD AMENDMENT OF REVOLVING CREDIT AND TERM LOAN AGREEMENT (this "Amendment"), dated as of March 31, 1995, is by and among TIPPERARY CORPORATION, a Texas corporation ("Tipperary"), and TIPPERARY OIL & GAS CORPORATION, a Texas corporation ("TOG"), and COLORADO NATIONAL BANK, successor in interest to CENTRAL BANK NATIONAL ASSOCIATION, a national banking association ("CNB").

                                RECITALS

     A. Tipperary, TOG and CNB are parties to a Revolving Credit and Term Loan Agreement dated as of March 30, 1992, as amended (as so amended, the "Loan Agreement"), setting forth the terms upon which CNB would make loans to Tipperary and TOG and by which such loans would be governed. Capitalized terms used herein but not defined herein shall have the same meanings as set forth in the Loan Agreement.

     B. Tipperary, TOG and CNB wish to enter into this Amendment in order to amend further certain terms and provisions of the Loan Agreement.

                                AGREEMENT

     NOW, THEREFORE, in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Loan Agreement. The Loan Agreement shall be, and hereby is, amended as follows:

         (a) In line 7 of the definition of "Conversion Date" in Section 1.1 on page 3 of the Loan Agreement, "April 5, 1996" shall be changed to "April 5, 1997".

         (b)  In lines 2 and 3 of the definition of "Revolving Period" in
Section 1.1 on page 11 of the Loan Agreement, "April 4, 1996" shall be changed to "April 4, 1997".

         (c) In line 18 of Section 2.9 on page 15 of the Loan Agreement, "April 5, 1996" shall be changed to "April 5, 1997".

         (d) In line 19 of Section 2.9 on page 15 of the Loan Agreement, "March 5, 2000" shall be changed to "March 5, 2001".

         (e) In line 10 of Section 6.12 on page 37 of the Loan Agreement, "$22,000,000" shall be changed to "$25,000,000".

     2. The Notes. The Notes shall be amended, such amendments to be effected by the Allonges (the "Allonges"), among Tipperary, TOG and CNB, to be attached to the Notes and to be substantially in the form of Exhibit A-1 and Exhibit A-2 attached hereto and made a part hereof.

     3. Loan Documents. All references in any document to the Loan Agreement or the Notes shall refer to the Loan Agreement or the Notes, as amended pursuant to this Amendment and the Allonges.

     4. Condition Precedent. The obligations of the parties under this Amendment are subject to the satisfaction of the condition that Tipperary and TOG shall have delivered this Amendment and the Allonges to CNB, duly executed on behalf of Tipperary and TOG.

     5. Representations and Warranties. Tipperary and TOG hereby certify to CNB that as of the date of this Amendment all of Tipperary's and TOG's representations and warranties contained in the Loan Agreement are true, accurate and complete in all material respects, no Event of Default has occurred under the Loan Agreement, and no event has occurred that with the passage of time or notice, or both, would constitute an Event of Default under the Loan Agreement.

     6. Continuation of the Loan Agreement. Except as specified in this Amendment and the Allonges, the provisions of the Loan Agreement and the Notes shall remain in full force and effect, and if there is a conflict between the terms of this Amendment or the Allonges and those of the Loan Agreement or the Notes, the terms of this Amendment and the Allonges shall control.

     7. Expenses. Tipperary and TOG shall pay all reasonable expenses incurred in connection with the transactions contemplated by this Amendment, including without limitation all reasonable fees and expenses of CNB's attorney.

     8. Miscellaneous. This Amendment shall be governed by and construed under the laws of the State of Colorado and shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.


                                       Executed as of the date first
                                       above written.

                                       TIPPERARY CORPORATION

                                       By: /s/ Carter G. Mathies
                                       _______________________________
                                         Carter G. Mathies,
                                         President

                                       TIPPERARY OIL & GAS CORPORATION

                                       By: /s/ Carter G. Mathies
                                       ________________________________
                                         Carter G. Mathies,
                                         President

                                       COLORADO NATIONAL BANK, successor in
                                         interest to CENTRAL BANK NATIONAL
                                         ASSOCIATION

                                        By: /s/ Paul Jelaco
                                        ________________________________
                                          Paul Jelaco,
                                          Vice President

                                  EXHIBIT A-1

                                   ALLONGE

     Reference is made to Revolving Note dated March 30, 1992, as amended (the "Revolving Note"), in the face amount of $40,000,000, made by TIPPERARY CORPORATION, a Texas corporation ("Tipperary"), and TIPPERARY OIL & GAS CORPORATION, a Texas corporation ("TOG"), payable to the order of COLORADO NATIONAL BANK, successor in interest to CENTRAL BANK NATIONAL ASSOCIATION, a national banking association ("CNB").

     The Revolving Note is hereby modified by changing all references therein to the "Credit Agreement" to refer to the Revolving Credit and Term Loan Agreement dated as of March 30, 1992, among Tipperary, TOG and CNB, as amended by Amendment of Revolving Credit and Term Loan Agreement dated as of September 30, 1993, by Second Amendment of Revolving Credit and Term Loan Agreement dated as of March 31, 1994, by Third Amendment of Revolving Credit and Term Loan Agreement dated as of March 31, 1995, and by any and all future amendments thereto.

     Executed as of the date first above written.

                                       TIPPERARY CORPORATION

                                       By: /s/ Carter G. Mathies
                                       _______________________________
                                         Carter G. Mathies,
                                         President

                                       TIPPERARY OIL & GAS CORPORATION

                                       By: /s/ Carter G. Mathies
                                       _______________________________
                                         Carter G. Mathies,
                                         President

                                       COLORADO NATIONAL BANK f/k/a
                                         CENTRAL BANK NATIONAL ASSOCIATION

                                       By:
                                       _______________________________
                                         Paul Jelaco,
                                         Vice President


                                     A-1-1

                                   EXHIBIT A-2

                                     ALLONGE

     Reference is made to Term Note dated March 30, 1992, as amended (the "Term Note"), in the face amount of $40,000,000, made by TIPPERARY CORPORATION, a Texas corporation ("Tipperary"), and TIPPERARY OIL & GAS CORPORATION, a Texas corporation ("TOG"), payable to the order of COLORADO NATIONAL BANK, successor in interest to CENTRAL BANK NATIONAL ASSOCIATION, a national banking association ("CNB").

     The Term Note is hereby modified by changing all references therein to the "Credit Agreement" to refer to the Revolving Credit and Term Loan Agreement dated as of March 30, 1992, among Tipperary, TOG and CNB, as amended by Amendment of Revolving Credit and Term Loan Agreement dated as of September 30, 1993, by Second Amendment of Revolving Credit and Term Loan Agreement dated as of March 31, 1994, by Third Amendment of Revolving Credit and Term Loan Agreement dated as of March 31, 1995, and by any and all future amendments thereto.

     Executed as of the date first above written.

                                       TIPPERARY CORPORATION

                                       By: /s/ Carter G. Mathies
                                       ________________________________
                                         Carter G. Mathies,
                                         President

                                       TIPPERARY OIL & GAS CORPORATION


                                       By: /s/ Carter G. Mathies
                                       _________________________________
                                         Carter G. Mathies,
                                         President

                                       COLORADO NATIONAL BANK f/k/a
                                         CENTRAL BANK NATIONAL ASSOCIATION


                                       By:
                                       _________________________________
                                         Paul Jelaco,
                                         Vice President


                                     A-2-1

                                    ALLONGE

     Reference is made to Revolving Note dated March 30, 1992, as amended (the "Revolving Note"), in the face amount of $40,000,000, made by TIPPERARY CORPORATION, a Texas corporation ("Tipperary"), and TIPPERARY OIL & GAS CORPORATION, a Texas corporation ("TOG"), payable to the order of COLORADO NATIONAL BANK, successor in interest to CENTRAL BANK NATIONAL ASSOCIATION, a national banking association ("CNB").

     The Revolving Note is hereby modified by changing all references therein to the "Credit Agreement" to refer to the Revolving Credit and Term Loan Agreement dated as of March 30, 1992, among Tipperary, TOG and CNB, as amended by Amendment of Revolving Credit and Term Loan Agreement dated as of September 30, 1993, by Second Amendment of Revolving Credit and Term Loan Agreement dated as of March 31, 1994, by Third Amendment of Revolving Credit and Term Loan Agreement dated as of March 31, 1995, and by any and all future amendments thereto.

     Executed as of the date first above written.

                                       TIPPERARY CORPORATION

                                       By: /s/ Carter G. Mathies
                                       ________________________________
                                         Carter G. Mathies,
                                         President

                                       TIPPERARY OIL & GAS CORPORATION

                                       By: /s/ Carter G. Mathies
                                       ________________________________
                                         Carter G. Mathies,
                                         President

                                       COLORADO NATIONAL BANK f/k/a
                                         CENTRAL BANK NATIONAL ASSOCIATION

                                       By: /s/ Paul Jelaco
                                       ________________________________
                                         Paul Jelaco,
                                         Vice President

                                    ALLONGE

     Reference is made to Term Note dated March 30, 1992, as amended (the "Term Note"), in the face amount of $40,000,000, made by TIPPERARY CORPORATION, a Texas corporation ("Tipperary"), and TIPPERARY OIL & GAS CORPORATION, a Texas corporation ("TOG"), payable to the order of COLORADO NATIONAL BANK, successor in interest to CENTRAL BANK NATIONAL ASSOCIATION, a national banking association ("CNB").

     The Term Note is hereby modified by changing all references therein to the "Credit Agreement" to refer to the Revolving Credit and Term Loan Agreement dated as of March 30, 1992, among Tipperary, TOG and CNB, as amended by Amendment of Revolving Credit and Term Loan Agreement dated as of September 30, 1993, by Second Amendment of Revolving Credit and Term Loan Agreement dated as of March 31, 1994, by Third Amendment of Revolving Credit and Term Loan Agreement dated as of March 31, 1995, and by any and all future amendments thereto.

     Executed as of the date first above written.

                                       TIPPERARY CORPORATION

                                       By: /s/ Carter G. Mathies
                                       ________________________________
                                         Carter G. Mathies,
                                         President

                                       TIPPERARY OIL & GAS CORPORATION

                                       By: /s/ Carter G. Mathies
                                       ________________________________
                                         Carter G. Mathies,
                                         President

                                       COLORADO NATIONAL BANK f/k/a
                                         CENTRAL BANK NATIONAL ASSOCIATION

                                       By: /s/ Paul Jelaco
                                       ________________________________
                                         Paul Jelaco,
                                         Vice President